EXHIBIT 23


                    Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 1995 which appears on page 16 of the 1994 Annual Report on Form 10-K of Birmingham Utilities, Inc. for th eyear ended December 31, 1994.


Price Waterhouse LLP

New York, New York
July 25, 1995